Exhibit 4.8

Execution Version

SECOND ADDENDUM TO THE TERM AND REVOLVING CREDIT FACILITIES AGREEMENT

between

SIBANYE GOLD LIMITED

ABSA BANK LIMITED (acting through its ABSA CAPITAL division)

NEDBANK LIMITED (acting through its NEDBANK CAPITAL and NEDBANK CORPORATE divisions)

THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division)

FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)

JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH

INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED (for and on behalf of its clients)

and

INGUZA INVESTMENTS (RF) LIMITED

	CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE	2

3.	SAVINGS	2

4.	VARIATION	3

5.	COUNTERPARTS	3

- i -

PARTIES:

This Agreement is made between:

(1)	Sibanye Gold Limited, a public company registered in accordance with the laws of South Africa under registration number 2002/031431/06 (the Borrower);

(2)	Absa Bank Limited (acting through its Absa Capital division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1986/004794/06 (Absa);

(3)	Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1951/000009/06 (Nedbank);

(4)	The Standard Bank Of South Africa Limited (acting through its Corporate And Investment Banking division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1962/000738/06 (Standard Bank);

(5)	FirstRand Bank Limited (acting through its Rand Merchant Bank division), a public company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 1929/001225/06 (RMB);

(6)	JPMorgan Chase Bank, N.A., Johannesburg Branch, an external company and registered bank duly incorporated in accordance with the laws of South Africa under registration number 2001/016069/10 (JPMorgan);

(7)	Investec Asset Management Proprietary Limited, a private company duly incorporated in accordance with the laws of South Africa under registration number 1984/001235/07 (Investec); and

(8)	iNguza Investments (RF) Limited a public company duly incorporated in accordance with the laws of South Africa under registration number 2008/003346/06 (iNguza).

WHEREAS

A.	Reference is made to the term and revolving credit facilities agreement concluded amongst the Original Borrower and the Original Lenders on 28 November 2012, as amended by an addendum on 8 July 2013 (the Facilities Agreement), pursuant to which the Original Lenders made available to the Original Borrower:

(i)	a ZAR term loan facility in an aggregate amount equal to ZAR4 000 000 000 (Four Billion Rand); and

(ii)	a ZAR revolving loan facility in an aggregate amount equal to ZAR2 000 000 000 (Two Billion Rand).

B.

The Borrower, being the only Obligor under the Facilities Agreement as at the Signature Date, and Absa, Nedbank, Standard Bank, RMB, JPMorgan, Investec and iNguza being the only Finance Parties as at the Signature Date, wish to amend the Facilities Agreement on the terms and subject to the condition of this Addendum to extend the implementation of the Security Package by 4 (four) Business Days.

C.	Unless otherwise defined in this Addendum, terms and expressions used in this Addendum shall have the same meaning as defined in the Facilities Agreement.

D.	The provisions of clauses 2 (Definitions and Interpretation), 31 (Notices), 33 (Partial Invalidity), 34 (Remedies and Waivers), 35 (Amendments and Waivers), 38 (Renunciation of Benefits), 39 (Counterparts), 40 (Waiver of Immunity), 41 (Sole Agreement), 42 (No Implied Terms), 43 (Extensions and Waivers), 44 (Independent Advice), 45 (Governing Law and Jurisdiction) of the Facilities Agreement apply to this Agreement as if set out in this Agreement in full.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

For the purposes of this Addendum and the preamble above, unless the context requires otherwise:

1.1.1.	Addendum means this Second Addendum to the Facilities Agreement;

1.1.2.	Parties means:

1.1.2.1.	the Borrower;

1.1.2.2.	the Facility Agent; and

1.1.2.3.	the Lenders,

and Party means, as the context requires, either one of them; and

1.1.3.	Signature Date means the signature date of this Addendum by the last Party signing in time.

2.	AMENDMENTS EFFECTIVE ON THE SIGNATURE DATE

With effect from the Signature Date, the Facilities Agreement shall be amended by:

2.1.	the inclusion of “and 4 (four) Business Days” following the words “within 6 (six) Months” in Clause 22.23.2; and

2.2.	the inclusion of “and 4 (four) Business Days” following the words “within 6 (six) Months” in the hanging paragraph following Clause 8.5.2.

3.	SAVINGS

3.1.	Save to the extent expressly set out in this Addendum the terms of the Facilities Agreement shall remain unaltered and of full force and effect.

3.2.	The Parties record that the amendments to Facilities Agreement as provided for in this Addendum shall not (and are in no way intended to) constitute a novation by any of the Parties of the agreement recorded in the Facilities Agreement.

4.	VARIATION

No agreement to vary, add to or cancel this Addendum shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

5.	COUNTERPARTS

This Addendum may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SIGNED at Beijing on this the 16th day of AUGUST 2013.

For and on behalf of
SIBANYE GOLD LIMITED (as Borrower)

/s/ Charl Keyter
Signatory: Charl Keyter Capacity: CFO Who warrants his authority hereto

SIGNED at SANDTON on this the 16TH day of AUGUST 2013.

For and on behalf of
ABSA BANK LIMITED (acting through its ABSA CAPITAL division) (as Mandated Lead Arranger, Coordinator and Lender)

/s/ Amitha Chetty

Signatory: Amitha Chetty

Capacity: Authorised Signatory

Who warrants his authority hereto

/s/ David Renwick

Signatory: David Renwick

Capacity: Authorised Signatory

Who warrants his authority hereto

SIGNED at SANDTON on this the 16th day of AUGUST 2013.

For and on behalf of
NEDBANK LIMITED (acting through its NEDBANK CAPITAL division) (as Mandated Lead Arranger, Facility Agent and Lender)

/s/ G I Webber Signatory: G I Webber Capacity: Authorised Signatory Who warrants his authority hereto /s/ M Peo Signatory: M Peo Capacity: Authorised Signatory Who warrants his authority hereto

SIGNED at Sandton on this the 16th day of AUGUST 2013.

For and on behalf of
NEDBANK LIMITED (acting through its NEDBANK CORPORATE division) (as Mandated Lead Arranger and Lender)

/s/ M Steenkamp
Signatory: M Steenkamp Capacity: Authorised Signatory Who warrants his authority hereto

/s/ A Patel
Signatory: A Patel Capacity: Authorised Signatory Who warrants his authority hereto

SIGNED at Johannesburg on this the 15th day of AUGUST 2013.

For and on behalf of
THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division) (as Mandated Lead Arranger and Lender)

/s/ Ziyaad Sarang
Signatory:	Ziyaad Sarang
Capacity:	Executive Vice President:
Investment Banking
Who warrants his authority hereto

SIGNED at Sandton on this the 15th day of AUGUST 2013.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division) (as Co-Arranger and Lender)

/s/ W Joubert
Signatory: W Joubert Capacity: Authorised Signatory Who warrants his authority hereto

/s/ M Mofokeng
Signatory: M Mofokeng Capacity: Authorised Signatory Who warrants his authority hereto

SIGNED at ILLOVO on this the 16th day of AUGUST 2013.

For and on behalf of
JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH (as Co-Arranger and Lender)

/s/ Robert Merrett
Signatory: Robert Merrett Capacity: Credit Executive Who warrants his authority hereto

SIGNED at CAPE TOWN on this the 16th day of AUGUST 2013.

For and on behalf of
INVESTEC ASSET MANAGEMENT PROPRIETARY LIMITED (for and on behalf of its clients) (as Lender)

/s/ Matthew Burchell
Signatory: Matthew Burchell Capacity: Legal Counsel Who warrants his authority hereto

/s/ E de Vries
Signatory: E. de Vries Capacity: Head of Risk Who warrants his authority hereto

SIGNED at Sandton on this the 16th day of AUGUST 2013.

For and on behalf of
INGUZA INVESTMENTS (RF) LIMITED (Lender)

/s/ B van der Merwe
Signatory: B van der Merwe Capacity: Director Who warrants his authority hereto